Exhibit 10.7

CCUR HOLDINGS, INC.

AMENDED AND RESTATED

2011 STOCK INCENTIVE PLAN

SECTION 1.       Purpose. The purpose of the CCUR Holdings, Inc. 2011 Stock Incentive Plan is to advance the interests of CCUR Holdings, Inc. (the “Company”) by enabling officers, employees, non-employee directors and consultants of the Company and its Affiliates to participate in the Company’s future and to enable the Company to attract and retain such persons by offering them proprietary interests in the Company.

SECTION 2.       Definitions. For purposes of the Plan, the following terms are defined as set forth below:

a.	“Affiliate” means a corporation or other entity controlled (as determined by the Committee) directly, or indirectly through one or more intermediaries, by the Company and designated by the Committee as such.

b.	“Award” means an award granted to a Participant in the form of a Stock Appreciation Right, Stock Option, or Restricted Stock, or any combination of the foregoing.

c.	“Board” means the Board of Directors of the Company.

d.	“Cause” shall have the meaning set forth in Section 9.

e.	“Change of Control” shall have the meaning set forth in Section 12.

f.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

g.	“Committee” means the Committee referred to in Section 5.

h.	“Company” means CCUR Holdings, Inc., a Delaware corporation.

i.	“Disability” means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan (provided, in the case of Incentive Stock Option "Disability" is determined consistent with permanent and total disability as defined in Section 22(e)(3) of the Code).

j.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

k.	“Fair Market Value” means the closing sale price as of any given date of a share of Stock if the Stock is listed on a national securities exchange or quoted on the NASDAQ system or, if no such closing price is available on such date, such closing price as reported for the immediately preceding business day. If the Stock is not listed on a national securities exchange or quoted on the NASDAQ system, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

l.	“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

m.	“Non-Employee Director” means any director of the Company who is not an employee of the Company or any of its Affiliates.

n.	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

1

o.	“Normal Retirement” means retirement from active employment with the Company or an Affiliate at or after age 65 or at such other age as may be specified by the Committee in the Award agreement.

p.	“Participant” means an officer, employee, Non-Employee Director or consultant of the Company or of an Affiliate to whom an Award has been granted that has not terminated, expired or been fully exercised.

q.	“Plan” means the CCUR Holdings, Inc. 2011 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

r.	“Prior Plan” means the Concurrent Computer Corporation Third Amended and Restated 2001 Stock Option Plan.

s.	“Restriction Period” means the period of time, which may be a single period or multiple periods, during which Restricted Stock awarded to a Participant remains subject to the Restrictions imposed on such Stock, as determined by the Committee.

t.	“Restrictions” means the restrictions and conditions imposed on Restricted Stock awarded to a Participant, as determined by the Committee, that must be satisfied in order for the Restricted Stock to vest, in whole or in part, in the Participant.

u.	“Restricted Stock” means an award of Stock subject to Restrictions whereby the Participant’s rights to full enjoyment of the Stock are conditioned upon the future performance of substantial services or are otherwise subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.

v.	“Restricted Stock Agreement” means a written agreement between a Participant and the Company evidencing an Award of Restricted Stock.

w.	“Restricted Stock Award Date" means the date on which the Committee awarded Restricted Stock to the Participant.

x.	“Retirement” means Normal Retirement or early retirement if the Company’s Profit Sharing and Savings Plan provides for same.

y.	“Rule 16b-3” means the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act, as amended from time to time.

z.	“Stock” means common stock, $.01 per share par value, of the Company.

aa.	“Stock Appreciation Right” means a right granted under Section 10 to receive the appreciation in a share of Stock.

bb.	“Stock Option” or “Option” means an option granted under Section 9.

cc.	“Termination of Employment” means the termination of a Participant’s employment with the Company and any Affiliate. A Participant employed by an Affiliate also shall be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the Participant does not immediately thereafter become an employee of the Company or another Affiliate.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used. For purposes of the definitions set forth in this Section 2, the singular shall include the plural and the plural shall include the singular.

2

SECTION 3.       Effective Date. The effective date of the Plan shall be November 1, 2011. From and after the Effective Date, no further Awards shall be made under the Prior Plan; however, Awards made under the Prior Plan before the Effective Date shall continue in effect in accordance with their terms.

SECTION 4.       Stock Subject to Plan.

The number of shares of Stock reserved and available for issuance pursuant to Awards under the Plan effective October 23, 2014, shall be increased by an additional 600,000 shares of Stock so that the total number reserved and available for issuance pursuant to Awards under the Plan on such date shall be 600,000 plus the number of shares of Stock then remaining from the 500,000 shares of Stock which were originally reserved and available for issuance pursuant to Awards under the Plan as adopted on November 1, 2011. As of September 1, 2014 there were 102,535 shares available for distribution under the Plan. Shares of Stock reserved and available for issuance pursuant to Awards under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. A maximum of all shares of Stock may be issued under the Plan pursuant to Incentive Stock Options.

If any shares of Stock cease to be subject to a Stock Option (as a result of cancellation, expiration or exchange of such Option), if any shares of Restricted Stock are forfeited, or if any Award otherwise terminates without a distribution being made to the Participant in the form of Stock, such shares shall again be available for Awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization (including, but not limited to, the issuance of Stock or any securities convertible into Stock in exchange for securities of the Company), stock dividend, stock split or reverse stock split, extraordinary distribution with respect to the Stock or other similar change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, the annual grant caps described in Section 6, and the number of shares and the Option price or Stock Appreciation Right grant price of shares subject to outstanding Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award always shall be a whole number. In addition, the Committee shall have the right (in any manner that the Committee in its discretion deems consistent with Section 424(a) of the Code and without regard to the annual grant caps described in Section 6) to make any Award to effect the assumption of, or the substitution for, stock option, stock appreciation right and restricted stock grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock option, stock appreciation right and restricted stock grants.

SECTION 5.         Administration.

The Plan shall be administered by the Compensation Committee (“Committee”) of the Board or such other committee of the Board, composed of not less than two (2) members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under Section 162(m) of the Code. If at any time no Committee shall be in place, the functions of the Committee specified in the Plan shall be exercised by the Board.

The Committee shall have plenary authority to grant Awards to officers, employees, Non-Employee Directors and consultants of the Company or an Affiliate.

Among other things, the Committee shall have the authority, subject to the terms of the Plan,

(a)	to select the officers, employees and consultants to whom Awards may from to time be granted;

(b)	to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock, or any combination thereof, are to be granted hereunder;

(c)	to determine the number of shares of Stock to be covered by each Award granted hereunder;

3

(d)	to determine the terms and conditions of any Award granted hereunder (including, but not limited to, date of Awards, the Option price, any vesting restrictions or limitation, any repurchase rights in favor of the Company and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

(e)	to determine under what circumstances an Award may be settled in cash or Stock;

(f)	to determine Fair Market Value;

(g)	to make all determinations under the Plan concerning any Participant’s Termination of Employment, including whether such Termination of Employment occurs by reason of Cause, Disability, Retirement or in connection with a Change in Control, and whether a leave constitutes a Termination of Employment; and

(h)	to exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

SECTION 6.       Eligibility and Annual Grant Caps.

Officers, employees, Non-Employee Directors and consultants of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates are eligible to be granted Awards under the Plan. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Award under the Plan shall not be eligible to receive an Award under the Plan for the duration of the waiver.

No officer, employee, Non-Employee Directors or consultant shall be granted in any calendar year Options to purchase more than 100,000 shares of Stock, Stock Appreciation Rights based on the appreciation with respect to more than 100,000 shares of Stock, or Awards of Restricted Stock for more than 100,000 shares of Stock.

SECTION 7.       Intentionally Left Blank

SECTION 8.       Duration of the Plan. The Plan shall terminate ten (10) years from the effective date specified in Section 3, unless terminated earlier pursuant to Section 13, and no Options may be granted thereafter.

SECTION 9.       Stock Options.

Stock Options granted under the Plan may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any officer, employee, Non-Employee Director or consultant of the Company or of an Affiliate Stock Options (with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiary corporations (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option, or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

4

Stock Options shall be evidenced by Option agreements, the terms and provisions of which may differ. An Option agreement shall indicate on its face whether it is an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and takes such other action as necessary for the grant of the Stock Option. The Company shall notify a Participant of any grant of a Stock Option, and a written Option agreement shall be duly executed and delivered by the Company to the Participant. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)   Option Price. The Option price per share of Stock purchasable under an Option shall be determined by the Committee and set forth in the Option agreement, and shall not be less than the Fair Market Value of a share of Stock subject to the Option on the date of grant of the Option (or, in the case of an Incentive Stock Option granted to a “10 percent” stockholder under Section 422(b)(6) of the Code, shall not be less than 110% of the Fair Market Value of a share of Stock subject to the Option on the date of grant of the Option).

(b)   Option Term. The term of each Stock Option shall be ten (10) years, unless otherwise specified by the Committee in the written option agreement (provided that no Option shall be exercisable more than ten (10) years after the date of grant and no Incentive Stock Option granted to a “10 percent” stockholder under Section 422(b)(6) of the Code shall be exercisable more than five (5) years after the date of grant).

(c)   Exercisability. Subject to Section 12, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time, accelerate the exercisability of any Stock Option.

(d)   Method of Exercise. Subject to the provisions of this Section 9, Stock Options may be exercised (to the extent then exercisable), in whole or in part, at any time during the Option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment in full or in part also may be made in the form of unrestricted Stock already owned by the optionee of the same class as the Stock subject to the Stock Option; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock of the same class as the Stock subject to the Stock Option shall be authorized only at the time the Stock Option is granted.

In the discretion of the Committee, payment for any Stock subject to an Option also may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of already owned shares of Stock exchanged in full or partial payment for the shares purchased upon the exercise of an Option shall be equal to the aggregate Fair Market Value of such already owned shares of Stock on the date preceding the exercise of such Option (and transfer of such already owned shares to the account of the Company).

(e)   Non-transferability of Options. No Stock Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the optionee named in the Option agreement and any person to whom an Option is transferred by will or the laws of descent and distribution.

5

(f)    Termination by Death. If an optionee’s employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g)   Termination by Reason of Disability. If any optionee’s employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such one-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)   Other Termination. If an optionee incurs a Termination of Employment for any reason other than death, Disability or Cause, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of three (3) months (or such shorter period as the Committee may specify at grant) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is shorter. If an optionee incurs a Termination of Employment by the Company or an Affiliate for Cause, any Stock Option held by such optionee shall thereupon immediately terminate in full. Unless otherwise determined by the Committee at the time of grant of an Option, for the purposes of the Plan, “Cause” shall have the same meaning as that set forth in any employment or severance agreement in effect between the Company and the Participant at the time of determination. If there is no such employment or severance agreement, “Cause” shall have the same meaning as set forth in the Award or if there is no such definition in the Award, “Cause” shall mean (1) the conviction of the optionee for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling the optionee’s employment duties (or duties as a director, in the case of a Non-Employee Director), or (3) willful and deliberate failure on the part of the optionee to perform his or her employment duties (or duties as a director, in the case of a Non-Employee Director) in any material respect.

(i)    $100,000 Limit for Incentive Stock Options. No Stock Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the shares of Stock subject to the Option that would first become exercisable in any calendar year exceeds $100,000. Any such excess instead automatically shall be treated as a Non-Qualified Stock Option. The Committee shall interpret and administer the Incentive Stock Option limitation set forth in this Section 9(i) in accordance with Section 422(d) of the Code, and the Committee shall treat this Section 9(i) as in effect only for those periods for which Section 422(d) of the Code is in effect.

(j)    Cashing out of Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of any Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of a share of Stock that is the subject of the Option exercise over the Option price times the number of shares of Stock subject to the Option on the effective date of such cash out.

SECTION 10.     Stock Appreciation Rights.

Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted any officer, employee, Non-Employee Director or consultant of the Company or of an Affiliate at any time and from time to time as shall be determined by the Committee. The Committee may grant Stock Appreciation Rights (a) in connection with, and at the Grant Date of, a related Option (a Tandem SAR), or (b) independent of, and unrelated to, an Option (a Freestanding SAR). The Committee shall have complete discretion in determining the number of shares of Stock to which a Stock Appreciation Right pertains (subject to Section 6) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any Stock Appreciation Right.

6

Stock Appreciation Rights shall be evidenced by Stock Appreciation Rights agreements, the terms and provisions of which may differ. The grant of Stock Appreciation Rights shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of Stock Appreciation Rights, determines the number of shares of Stock to be subject to such Stock Appreciation Rights to be granted to such individual and takes such other action as necessary for the grant of the Stock Appreciation Rights. The Company shall notify a Participant of any grant of Stock Appreciation Rights, and a written Stock Appreciation Rights agreement shall be duly executed and delivered by the Company to the Participant.

Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Grant Price. The grant price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the grant date of such Freestanding SAR. The grant price of a Tandem SAR shall be equal to the Option price of the related Option.

(b) Term of Stock Appreciation Right. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option.

(c) Exercisability. A Tandem SAR shall entitle a Participant to elect, in lieu of exercising his or her unexercised related Option for all or a portion of the shares of Stock for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such shares of Stock and to receive from the Company in exchange therefor a payment described in Section 10(d). An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the shares of Stock covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of shares of Stock as to which it would otherwise be exercisable, less the number of shares of Stock with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option (a) the Tandem SAR will expire no later than the expiration of the related Incentive Stock Option; (b) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the shares of Stock subject to the related Incentive Stock Option at the time the Tandem SAR is exercised and the Option Price of the related Incentive Stock Option; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the Incentive Stock Option exceeds the Option Price of the Incentive Stock Option. A Freestanding SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement.

(d) Payment of SAR Amount. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price of the SAR, by the number of shares of Stock with respect to which the Stock Appreciation Right is exercised. Notwithstanding the foregoing, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per share of Stock that will be payable upon the exercise of a Stock Appreciation Right. At the discretion of the Committee, such payment upon exercise of a Stock Appreciation Right shall be in cash, in shares of Stock of equivalent Fair Market Value, or in some combination thereof.

(e) Rights as a Stockholder. A Participant receiving a Stock Appreciation Right shall have the rights of a stockholder only as to shares of Stock, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement.

(f) Termination of Employment or Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions under which a Stock Appreciation Right shall remain exercisable, if at all, upon a Termination of the Participant; provided, however, that in no event may a Stock Appreciation Right be exercised after the expiration date of such Stock Appreciation Right specified in the applicable Award Agreement. The provisions of Section 9(f), 9(g) and 9(h) above shall apply to any Stock Appreciation Right if the Award Agreement evidencing such Stock Appreciation Right does not specify the terms and conditions upon which such SAR shall be forfeited or be exercisable or terminate upon, or after, a Termination of the Participant.

7

(g) Non-transferrability. No Stock Appreciation Right may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, by the Participant other than by will or by the laws of descent and distribution.

SECTION 11.     Terms of Restricted Stock Awards.

Subject to and consistent with the provisions of the Plan, with respect to each Award of Restricted Stock to a Participant, the Committee shall determine:

(a)	the terms and conditions of the Restricted Stock Agreement between the Company and the Participant evidencing the Award;

(b)	the Restriction Period for all or a portion of the Award, which Restriction Period may differ with respect to each Participant but shall be at least three (3) years, unless the Restriction(s) applicable to the Award are based on the attainment of specific corporate, divisional or individual performance standards or goals, in which case no more than 5% of the shares authorized will be granted with performance restrictions that can all lapse within one (1) year;

(c)	the Restriction(s) applicable to the Award, including, but not limited to, continuous employment with the Company or an Affiliate for a specified term or the attainment of specific corporate, divisional or individual performance standards or goals, which Restriction(s) may differ with respect to each Participant;

(d)	whether the Participant shall receive the dividends and other distributions paid with respect to the Award as declared and paid to the holder of the Stock during the Restriction Period or whether such dividends or other distributions shall be withheld by the Company for the account of the Participant until the Restriction Period has expired or the Restriction(s) have been satisfied, and whether interest shall be paid on such dividends and other distributions withheld, and if so, the rate of interest to be paid; and

(e)	the percentage of the Award that shall vest in the Participant in the event of death, Disability or Retirement prior to the expiration of the Restriction Period or the satisfaction of the Restriction(s) applicable to the Award.

Upon an Award of Restricted Stock to a Participant, the stock certificate representing the Restricted Stock shall be issued in the name of the Participant, or otherwise shall be transferred to the name of the Participant on the books and records of the Company, whereupon the Participant shall become a stockholder of the Company with respect to such Restricted Stock and shall be entitled to vote the Stock. Any stock certificates issued to the Participant shall be held in custody by the Company, together with stock powers executed by the Participant in favor of the Company, until the Restriction Period expires and the Restriction(s) imposed on the Restricted Stock are satisfied. Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Restriction Period. Unless otherwise determined by the Committee and set forth in a Participant’s Restricted Stock Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Restricted Stock shall be granted the right to exercise full voting rights with respect to those shares during the Restriction Period.

SECTION 12.    Change of Control.

Unless an Award agreement provides otherwise, upon the occurrence of a Change of Control,

(a)	any and all outstanding Options and Stock Appreciation Rights shall become immediately exercisable, and the Committee, in its discretion, shall have the right (but not the obligation) to cash out prior to the transaction each Option and Stock Appreciation Right by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of a share of Stock over the Option price per share of Stock times the number of shares of Stock subject to the Option on the effective date of the cash out (in which event each Option and Stock Appreciation Right shall thereupon expire); and

8

(b)	the Restriction Period and Restriction(s) imposed on the Restricted Stock shall lapse, and the Restricted Stock shall vest in the Participant, and any dividends and distributions paid with respect to the Restricted Stock that were escrowed during the Restriction Period shall be paid to the Participant.

For purposes of this Plan, “Change of Control” means the occurrence of any of the following events:

(a)	the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder, including, without limitation, Rule 13d-5(b)) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(iii) an acquisition of voting securities pursuant to a transaction described in clause (c) below that would not be a Change of Control under clause (c);

(b)	a change in the composition of the Board that causes less than a majority of the directors of the Company to be directors that meet one or more of the following descriptions:

(i) a director who has been a director of the Company for a continuous period of at least 24 months, or

(ii) a director whose election or nomination as director was approved by a vote of at least two-thirds of the then directors described in clauses (b)(i), (ii), or (iii) by prior nomination or election, but excluding, for the purpose of this sub clause (ii), any director whose initial assumption of office occurred as a result of an actual or threatened (y) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or (z) tender offer, merger, sale of substantially all of the Company’s assets, consolidation, reorganization, or business combination that would be a Change of Control under clause (c) on consummation thereof, or

(iii) who were serving on the Board as a result of the consummation of a transaction described in clause (c) that would not be a Change of Control under clause (c);

(c)	the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than in a transaction

(i)	that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

9

(ii)	after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of the Board’s approval of the agreement providing for the transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time), and

(iii)	after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity, unless the Board determines in its discretion that beneficial ownership by a person or group of voting securities representing 50% or more of the combined voting power of the Successor Entity shall not be deemed a Change of Control; or

(d)	a liquidation or dissolution of the Company.

For purposes of clarification, an acquisition of Company securities by the Company that causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities is not to be treated as an “acquisition” by any person or group for purposes of clause (a) above. For purposes of clause (a) above, the Company makes the calculation of voting power as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of clause (c) above, the Company makes the calculation of voting power as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

SECTION 13.     Amendments and Termination.

The Board may, at any time and without prior notice, amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would (i) impair the rights of an Award theretofore granted without the Participant’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent (a) such approval is required by law or agreement (including the applicable regulations and rules of the SEC and any national securities exchange on which the Stock is traded), (b) such amendment materially increases the benefits accruing to Participants under the Plan, materially modifies the requirements as to eligibility for participation in the Plan, (c) except as is provided in Section 4, such amendment increases the maximum number of shares of Stock which may be sold or awarded under the Plan, increases the maximum limitations set forth in Section 6, or decreases the minimum Option price or Stock Appreciation grant price requirements of Sections 9 and 10, respectively; or (d) such amendment extends the duration of the Plan or the maximum period during which Options or Stock Appreciation Rights may be exercised under the Plan.

The Committee may, at any time and without prior notice, amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Award holder without the holder’s consent, except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3; provided that no Stock Option or other Award may be amended retroactively without stockholder approval. Except as otherwise provided in Section 4, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or Stock Appreciation Right to reduce the Option price or grant price thereof, cancel an Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower Option price or grant price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or Stock Appreciation Right in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the stockholders of Company of such action.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without stockholder approval.

SECTION 14.     General Provisions.

(a)  Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

10

(b)  The Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the employment of any employee at any time.

(c)  No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. No federal tax withholding shall be effected under the Plan that exceeds the minimum statutory federal withholding requirements.

(d)  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(e)  Agreements entered into by the Company and Participants relating to Awards under the Plan, in such form as may be approved by the Committee from time to time, to the extent consistent with or permitted by the Plan shall control with respect to the terms and conditions of the subject Award. If any provisions of the Plan or any agreement entered into pursuant to the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan or the subject agreement.

(f)  As a condition to the grant of an Award, or the issuance of shares of Stock subject to an Award, the Committee may prescribe corporate, divisional, and/or individual performance goals applicable to all or any portion of the shares subject to the Award. Performance goals may be based on achieving a certain level of revenue, earnings, earnings per share, net income, return on equity, return on capital, return on assets, total stockholder return, return on sales or cash flow, or any combination thereof, of the Company or the Company and its Affiliates, or any division thereof, or on the extent of changes in such criteria.

(g)  All references to sections are to sections of the Plan unless otherwise indicated. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(h)  It is the intention of the Company that no Award shall be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise. To the extent the Committee determines that an Award will be subject to Section 409A of the Code, including any rules for payment, including elective or mandatory deferral of the payment or delivery of cash or shares of Stock pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly. The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, no event or condition shall constitute a Change in Control with respect to an Award to the extent that, if it were, a 20% additional income tax would be imposed under Section 409A of the Code on the Participant who holds such Award; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (for example, if applicable, in respect of vesting without an acceleration of payment of such an Award) without causing the imposition of such 20% tax.

(i)  The Company and Affiliates shall have the right to offset against the obligations to make payment or issue any shares of Stock to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

11